UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 15, 2018, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Chief Executive Officer and Director

On March 13, 2018, Samuel D. Bernards resigned as a member of the Board of Directors (the “Board”) of Purple Innovation, Inc. (the “Company”) and as the Company’s Chief Executive Officer. The Company and Mr. Bernards have entered into a separation agreement memorializing the terms of his separation of employment (the “Separation Agreement”). The Separation Agreement provides that, in consideration for Mr. Bernards’ comprehensive release of claims against the Company and its affiliates and his post-employment covenants set forth in the Separation Agreement, Mr. Bernards will be entitled to receive severance of six months’ pay, payable over a twelve-month period. Mr. Bernards may revoke the Separation Agreement for a period of seven days after March 13, 2018, the date Mr. Bernards executed the Separation Agreement. The Separation Agreement shall not become effective or enforceable until the seven-day revocation period has ended. The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein. A press release announcing Mr. Bernards’ resignation is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Appointment of Interim Chief Executive Officer

On March 13, 2018, Terry V. Pearce, 69, the former Co-Chief Executive Officer of Purple Innovation, LLC (“Purple”) and the current Co-Director of Research and Development of the Company and chairman of the Board, was appointed Interim Chief Executive Officer. As the Interim Chief Executive Officer, Mr. Pearce will function as the Company’s Principal Executive Officer for SEC reporting purposes. The Board will engage an executive search firm and immediately begin its search for a new Chief Executive Officer.

Mr. Pearce will receive no additional compensation for his service as Interim Chief Executive Officer and will resign from such position upon the appointment of a new Chief Executive Officer by the Board.

Mr. Pearce and his brother Tony M. Pearce, who also serves as a member of the Board, are co-founders of the Company’s operating subsidiary, Purple, and Mr. Pearce has served as a Manager of Purple since its inception in 2010. Prior to founding Purple, Mr. Pearce was a manager of various technology companies owned by Mr. Pearce and his brother Tony Pearce, including EdiZONE, LLC “EdiZONE”), focused on developing advanced cushioning technology. Mr. Pearce holds a Bachelor’s of Science degree in Civil Engineering from the University of Utah. As a co-founder of Purple, Mr. Pearce brings to this position his extensive knowledge of the Company and its products.

Information on related party transactions between Mr. Pearce and the Company is incorporated herein by reference to the “Purple Related Person Transactions” section in the Company’s Proxy Statement filed with the SEC on January 16, 2018.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Separation Agreement, dated as of March 13, 2018, between Purple Innovation, Inc. and Samuel D. Bernards

99.1	Purple Innovation, Inc.’s press release dated March 15, 2018, regarding financial results for the fourth quarter and year ended December 31, 2017

99.2	Purple Innovation, Inc.’s press release dated March 15, 2018, regarding the resignation of Samuel D. Bernards

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2018	PURPLE INNOVATION, INC.

	By:	/s/ Mark A. Watkins
Mark A. Watkins
Chief Financial Officer

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